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                                                                   Exhibit 10.11

                                SECOND AMENDMENT
                                       TO
                                 NOTE AGREEMENT



            This Second Amendment to the Note Agreement (the "Amendment") is entered into as of November 24, 1993, by and among ORCHARD SUPPLY HARDWARE CORPORATION, a Delaware corporation (the "Company"), ORCHARD SUPPLY HARDWARE STORES CORPORATION (formerly Orchard Holding Corporation), a Delaware corporation ("Holding"), and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("Teachers").

            A. This Amendment amends the Note Agreement dated as of May 15, 1992, as amended by Amendment to Note Agreement dated as of February 8, 1993 (collectively, the "Agreement") by and among the Company, Holding and Teachers pursuant to which the Company's 10.64% Senior Secured Notes due May 31, 2002 (the "Notes") were issued to allow (i) the Company to pay certain dividends to Holding to fund Holding's payment of dividends on up to $25 million in convertible preferred stock (the "Holding Preferred Stock") that Holding proposes to issue and (ii) to allow Holding to pay cash dividends on the Holding Preferred Stock, all in accordance with the provisions hereof.

            B. The purpose of this Amendment is to set forth the understandings and agreements of the Company, Holding and Teachers with respect to the following amendments and modifications of the provisions of the Agreement on the conditions stated herein.

            C. Section 19 of the Agreement provides that the Agreement may be amended by an instrument in writing executed by the Company and the written consent of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes.

            NOW, THEREFORE, based upon the foregoing and in consideration of the covenants, agreements and undertakings contained in this Amendment, the parties hereto agree as follows:

            1. Section 11.3 of the Agreement is amended by deleting the period following clause (e) thereof and inserting in place thereof a semi-colon and adding the following as clause (f) immediately following clause
(e) thereof:

                  "(f)  Holding may invest proceeds from the Holding Preferred
            Stock in the capital stock (common or preferred) of the Company."

            2. Section 11.5 of the Agreement is amended by adding thereto the following clauses (f) and (g) immediately following the existing clause
(e) of said Section 11.5 and preceding the final PROVISO appearing at the end thereof:

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                  "(f)  Holding may declare and pay, or set aside for payment, regular stated dividends on shares of Holding Preferred Stock to be issued by Holding in an aggregate amount not to exceed $2,500,000 per year; and

                  (g) the Company may declare and pay cash dividends on its
            capital stock (common or preferred) owned by Holding for the purpose providing funds for Holding's payment of regular stated dividends on the Holding Preferred Stock; provided that each such dividend (i) must be paid not earlier than five business days prior to the date on which Holding is required to pay, or set aside for payment, a regular stated dividend on the Holding Preferred Stock and (ii) must be in an amount not greater than the amount payable by Holding as the regular stated dividend on the Holding Preferred Stock being funded by such dividend paid by the Company;"

            3. Subsection 11.7 (b) of the Agreement is amended by deleting the period following clause (v) thereof and inserting in place thereof semicolon followed by the word "and" and adding the following as clause (vi) immediately following said clause (v):

                  "(vi) Holding may make the Investment in the Company
            permitted by clause (f) of Section 11.3 of this Agreement."

            4. The amendments to the Agreement specified herein shall become effective concurrently with the closing of the issuance and sale by Holding of the Holding Preferred Stock.

            5. In the event of any conflict or inconsistency between the provisions of this Amendment and the Provisions of the Agreement with respect to the matters set forth herein, the provisions of this Amendment shall control. Each and every other term, condition, covenant, representation, warranty and provisions set forth in the Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in full. All references to the Agreement in any other agreement or document shall hereafter be deemed to refer to the Agreement, as amended.



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            IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the date first written above.

                              ORCHARD SUPPLY HARDWARE CORPORATION,
                              a Delaware corporation


                              /s/Stephen M. Hilberg
                              --------------------------------------------
                              Stephen M. Hilberg, Chief Financial Officer

ATTEST:


By:/s/Michael Seda
   --------------------------
   Michael Seda, Secretary

                              ORCHARD SUPPLY HARDWARE STORES
                               CORPORATION (formerly, ORCHARD HOLDING
                               CORPORATION), a Delaware corporation


                              /s/Stephen M. Hilberg
                              --------------------------------------------
                              Stephen M. Hilberg, Chief Financial Officer

ATTEST:


By:/s/Michael Seda
   --------------------------
   Michael Seda, Secretary

                              TEACHERS INSURANCE AND ANNUITY
                               ASSOCIATION OF AMERICA


                              By:/s/Michael T. O'Kane
                                 -----------------------------------------
                                 Its: Managing Director-Private Placements
                                 $13,721,000.00
                                 -----------------------------------------
                                 Principal Amount of Notes

ATTEST:


By:/s/M.E. Brennan
   --------------------------




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